UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2022

PROLOGIS, INC.

PROLOGIS, L.P.

(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.)	001-13545 (Prologis, Inc.)	94-3281941 (Prologis, Inc.)
Delaware (Prologis, L.P.)	001-14245 (Prologis, L.P.)	94-3285362 (Prologis, L.P.)
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of Incorporation)		No.)

Pier 1, Bay 1, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ Telephone Number, including Area Code: (415) 394-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Prologis, Inc.	Common Stock, $0.01 par value	PLD	New York Stock Exchange
Prologis, L.P.	3.000% Notes due 2026	PLD/26	New York Stock Exchange
Prologis, L.P.	2.250% Notes due 2029	PLD/29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events.

On September 15, 2022, Prologis, Inc., Prologis, L.P. and certain of their wholly-owned subsidiaries filed a Registration Statement on Form S-3 (No. 333-267431) (the “Registration Statement”). This Current Report on Form 8-K is being filed solely to file the consent of KPMG LLP, the independent registered public accounting firm of Duke Realty Corporation (“Duke Realty”) and Duke Realty Limited Partnership (“Duke Realty OP”), to the incorporation by reference into the Registration Statement of their reports relating to the consolidated financial statements and financial statement schedule of Duke Realty and Duke Realty OP included in the Annual Report on Form 10-K for Duke Realty and Duke Realty OP for the year ended December 31, 2021, as well as the reference to KPMG LLP under the heading “Experts” in the prospectus supplement included as part of the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description

23.1	Consent of KPMG LLP with respect to Duke Realty Corporation and Duke Realty Limited Partnership.

104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS, INC.

Date: September 15, 2022	By:	/s/ Deborah K. Briones
Name: Deborah K. Briones Title: Managing Director and Deputy General Counsel

PROLOGIS, L.P.

By: Prologis, Inc., its General Partner

Date: September 15, 2022	By:	/s/ Deborah K. Briones
Name: Deborah K. Briones Title: Managing Director and Deputy General Counsel